UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2013

THERMO FISHER SCIENTIFIC INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

81 Wyman Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 622-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 14, 2013, Thermo Fisher Scientific Inc., a Delaware corporation (“Thermo Fisher”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Life Technologies Corporation, a Delaware corporation (“Life Technologies”), and Polpis Merger Sub Co., a Delaware corporation and a wholly owned subsidiary of Thermo Fisher (“Merger Sub”), providing for, subject to the satisfaction or waiver of specified conditions, the acquisition of Life Technologies by Thermo Fisher at a price of $76 per share in cash, subject to adjustment as described below (the “Merger Consideration”). Subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into Life Technologies (the “Merger”), with Life Technologies surviving the Merger as a wholly owned subsidiary of Thermo Fisher.

At the effective time of the Merger, each share of Life Technologies’ common stock issued and outstanding immediately prior to the effective time (other than shares owned by (i) Life Technologies or Thermo Fisher (which will be cancelled) or their respective wholly owned subsidiaries (which will be cancelled or converted into stock of the surviving corporation) or (ii) stockholders who have properly exercised and perfected appraisal rights under Delaware law) will be converted into the right to receive $76 in cash, without interest. If the Merger does not close by January 14, 2014, by reason of the failure to obtain certain required antitrust approvals or the issuance or enactment by a governmental authority of an order or law prohibiting or restraining the Merger (and such prohibition or restraint is in respect of an antitrust law), the cash price per share will increase by $0.0062466 per day during the period commencing on, and including, January 14, 2014, and ending on, and including, the closing date.

As a result of the Merger, each vested and unvested outstanding stock option under Life Technologies’ equity plans will be canceled in exchange for the right to receive an amount in cash equal to the excess of the Merger Consideration over the exercise price for such stock option. Certain outstanding restricted stock unit awards under Life Technologies’ equity plans that are scheduled to vest prior to January 1, 2015 based solely on the continued service of the holder will vest and be converted into the right to receive an amount in cash equal to the Merger Consideration, payable in accordance with the terms of the applicable equity award agreement. Certain outstanding restricted stock unit awards under Life Technologies’ equity plans, including those that are scheduled to vest after January 1, 2015 based solely on the continued service of the holder and restricted stock unit awards that are nonqualified deferred compensation, will be assumed by Thermo Fisher and converted into the right to receive an amount in cash equal to the Merger Consideration, and will vest and become payable following the Merger in accordance with the terms of the applicable equity award agreement. Each outstanding restricted stock unit award under Life Technologies’ equity plans that is subject to performance-based vesting will vest in full as of the effective time of the Merger at the level determined in accordance with the terms of the applicable equity award agreement and will be canceled in exchange for the right to receive an amount in cash equal to the Merger Consideration, payable in accordance with the terms of the applicable award agreement. In addition, each stock unit credited to a participant’s account in Life Technologies’ deferred compensation plan will vest and be converted into the right to receive an amount in cash equal to the Merger Consideration, payable in accordance with the terms of Life Technologies’ deferred compensation plan.

The Merger Agreement contains customary representations and warranties from both Life Technologies and Thermo Fisher, and also contains customary covenants, including covenants providing for each of the parties to use its reasonable best efforts to cause the Merger to be consummated, and covenants requiring Life Technologies (i) subject to certain exceptions, to carry on its business in all material respects in the ordinary course of business consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger and (ii) not to initiate, solicit or knowingly facilitate or encourage the making of any inquiries or proposals relating to alternate transactions or, subject to certain exceptions, engage in any discussions or negotiations with respect thereto. The Merger Agreement generally requires each party to take all actions necessary to resolve objections under any antitrust law, except that Thermo Fisher is not required to take any action to obtain antitrust approvals that would, or would reasonably be expected to, individually or in the aggregate, result in a material adverse effect on Thermo Fisher or on Life Technologies and its subsidiaries (including, after the closing of the Merger, the surviving corporation and its subsidiaries), in each case measured on a scale relative to Thermo Fisher and its subsidiaries, taken as a whole.

The Merger Agreement states that Thermo Fisher intends to nominate at least one member of Life Technologies’ board of directors, selected by Thermo Fisher, for appointment to Thermo Fisher’s board of directors at the effective time of the Merger.

The Merger Agreement contains certain termination rights and provides that, upon termination of the Merger Agreement under specified circumstances, including, but not limited to, a change in the recommendation of the board of directors of Life Technologies or a termination of the Merger Agreement by Life Technologies to enter into an agreement for a “superior proposal”, Life Technologies will pay Thermo Fisher a cash termination fee of $485 million.

The completion of the Merger is subject to certain customary conditions, including the adoption of the Merger Agreement by Life Technologies’ stockholders, the receipt of certain required antitrust approvals, and the absence of any law or order prohibiting or restraining the Merger. Each of Thermo Fisher’s and Life Technologies’ obligation to complete the Merger is also subject to certain additional customary conditions, including (i) subject to certain materiality qualifiers, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects by the other party of its obligations under the Merger Agreement, and (iii), in the case of Thermo Fisher’s obligations to complete the Merger, there not having been any effect, change, event, circumstance, or occurrence that has had or would reasonably be expected to have a Material Adverse Effect (as such term is defined in the Merger Agreement) on Life Technologies. The Merger is not conditioned upon Thermo Fisher’s receipt of financing.

The purchase price is expected to be financed with a combination of new debt, equity or equity-linked securities and cash on Thermo Fisher’s balance sheet. Thermo Fisher executed a commitment letter, dated April 14, 2013, with JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC and Barclays Bank PLC that provides a commitment for a $12.5 billion 364-day unsecured bridge loan facility.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about Thermo Fisher, Life Technologies or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Thermo Fisher, Life Technologies or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

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Cautionary Statement Regarding Forward-Looking Statements

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This Current Report on Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions including economic conditions in the countries in which Thermo Fisher and Life Technologies sell products, and related uncertainties; dependence on customers’ capital spending policies and government funding policies; the effect of exchange rate fluctuations on international operations; the effect of healthcare reform legislation; use and protection of intellectual property; the effect of changes in governmental regulations; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to the transaction may not materialize as expected; the transaction not being timely completed, if completed at all; prior to the completion of the transaction, Life Technologies’ business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; difficulty retaining certain key employees; and the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Thermo Fisher’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is on file with the Securities and Exchange Commission (“SEC”) and available in the “Investors” section of Thermo Fisher’s website under the heading “SEC Filings,” and in Life Technologies’ Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and recent current reports on Form 8-K, each of which are on file with the SEC and available in the “Investor Relations” section of Life Technologies’ website under the heading “SEC Filings”. While Thermo Fisher or Life Technologies may elect to update forward-looking statements at some point in the future, each of Thermo Fisher and Life Technologies specifically disclaims any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing either of Thermo Fisher’s or Life Technologies’ respective views as of any date subsequent to today.

Additional Information for Stockholders

In connection with the proposed transaction, Life Technologies intends to file a definitive proxy statement and other relevant materials with the SEC. Before making any voting decision with respect to the proposed transaction, stockholders of Life Technologies are urged to read the proxy statement and other relevant materials because these materials will contain important information about the proposed transaction. The proxy statement and other relevant materials, and any other documents filed by Life Technologies with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or for free from Life Technologies by contacting (760) 603-7208 or ir@lifetech.com. Such documents are not currently available.

Participants in the Solicitation

Thermo Fisher and its directors and executive officers, and Life Technologies and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Life Technologies common stock in respect of the proposed transaction. Information about the directors and executive officers of Thermo Fisher is set forth in its proxy statement for Thermo Fisher’s 2013 Annual Meeting of stockholders, which was filed with the SEC on April 9, 2013. Information about the directors and executive officers of Life Technologies is set forth in the proxy statement for Life Technologies’ 2013 Annual Meeting of stockholders, which was filed with the SEC on March 15, 2013. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition (once available).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of April 14, 2013, among Life Technologies Corporation, Thermo Fisher Scientific Inc. and Polpis Merger Sub Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.

Date: April 16, 2013

	By:	/s/ Seth H. Hoogasian
	Name:	Seth H. Hoogasian
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of April 14, 2013, among Life Technologies Corporation, Thermo Fisher Scientific Inc. and Polpis Merger Sub Co.